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                                                                  EXHIBIT 23.4

                        [PricewaterhouseCoopers LLP Letterhead]



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 15, 1998, relating to the financial statements of Illinois Power Securitization Limited Liability Company, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
October 23, 1998